CONSENT OF EXPERT

Ronald Joe Scheurenberg
Knight Piésold (Pty) Ltd
TC Watermeyer Centre
Cnr Rivonia Boulevard and 10th Avenue
Rivonia, 2128
South Africa

US Securities and Exchange Commission

Re Great Basin Gold Ltd. Form on 20F for the Fiscal year ended December 31, 2004

I, Ronald Joe Scheurenberg Pr.Eng. hereby certify that I have read the disclosure in connection with the Burnstone Gold Project contained in the subject 20F and hereby consent to the reference to myself as a named expert in the written disclosure in the Form 20F of Great Basin Gold Ltd.

Dated this 28th day of June, 2005.

Name	Ronald Joe Scheurenberg
Company	Knight Piésold (Pty) Ltd